Exhibit 4.3
No. 1
Senior Secured Floating Rate Convertible Notes due 2012
CUSIP No.: 192108 AS7
ISIN: US192108AS79
          COEUR D’ALENE MINES CORPORATION, AN IDAHO CORPORATION, PROMISES TO PAY TO JMB CAPITAL PARTNERS MASTER FUND, L.P., OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF FIFTY MILLION DOLLARS ($50,000,000), ON OCTOBER 15, 2012, AND TO PAY INTEREST THEREON FROM OCTOBER 20, 2008, OR FROM THE MOST RECENT INTEREST PAYMENT DATE TO WHICH INTEREST HAS BEEN PAID OR DULY PROVIDED FOR, QUARTERLY ON JANUARY 15, APRIL 15, JULY 15 AND OCTOBER 15 OF EACH YEAR, COMMENCING JANUARY 15, 2009, AT AN ANNUAL RATE EQUAL TO THE THREE-MONTH LIBOR RATE PLUS 7.50%, FROM OCTOBER 20, 2008 UNTIL THE PRINCIPAL THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT; PROVIDED, HOWEVER, THAT IN NO EVENT WILL THE ANNUAL RATE BE LESS THAN 9.00% OR MORE THAN 12.00%; PROVIDED, FURTHER, THAT THE INITIAL INTEREST RATE FOR NOTES ISSUED ON OCTOBER 20, 2008 SHALL BE 12.00%. THE THREE-MONTH LIBOR RATE WILL BE RESET QUARTERLY ON EACH INTEREST PAYMENT DATE (EACH OF THESE DATES IS REFERRED TO AS AN “INTEREST RESET DATE”), BEGINNING ON JANUARY 15, 2009, UNTIL THE PRINCIPAL HEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT OR THE NOTE IS CONVERTED IN ACCORDANCE WITH THE INDENTURE (AS DEFINED ON THE REVERSE HEREOF). THE INTEREST RATE FOR THE FIRST INTEREST PERIOD SHALL BE 12.00%. THE INTEREST SO PAYABLE, AND PUNCTUALLY PAID OR DULY PROVIDED FOR, ON ANY INTEREST PAYMENT DATE WILL, AS PROVIDED IN THE INDENTURE, BE PAID TO THE PERSON IN WHOSE NAME THIS NOTE (OR ONE OR MORE PREDECESSOR NOTES) IS REGISTERED AT 5:00 P.M., NEW YORK TIME, ON THE REGULAR RECORD DATE FOR SUCH INTEREST, WHICH SHALL BE JANUARY 1, APRIL 1, JULY 1 OR OCTOBER 1 (WHETHER OR NOT A BUSINESS DAY), AS THE CASE MAY BE, NEXT PRECEDING SUCH INTEREST PAYMENT DATE. ANY SUCH INTEREST NOT SO PUNCTUALLY PAID OR DULY PROVIDED FOR WILL FORTHWITH CEASE TO BE PAYABLE TO THE HOLDER ON SUCH REGULAR RECORD DATE AND MAY EITHER BE PAID TO THE PERSON IN WHOSE NAME THIS NOTE (OR ONE OR MORE PREDECESSOR NOTES) IS REGISTERED AT 5:00 P.M., NEW YORK TIME, ON A SPECIAL RECORD DATE FOR THE PAYMENT OF SUCH DEFAULTED INTEREST TO BE FIXED BY THE TRUSTEE, NOTICE WHEREOF SHALL BE GIVEN TO HOLDERS NOT MORE THAN 15 DAYS PRIOR TO SUCH SPECIAL RECORD DATE, OR BE PAID AT ANY TIME IN ANY OTHER LAWFUL MANNER NOT INCONSISTENT WITH THE REQUIREMENTS OF ANY SECURITIES EXCHANGE ON WHICH THE NOTES MAY BE LISTED, AND UPON

SUCH NOTICE AS MAY BE REQUIRED BY SUCH EXCHANGE, ALL AS MORE FULLY PROVIDED IN THE INDENTURE.
          Interest on the Notes will be calculated on the basis of a 360-day period consisting of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.
          The holder hereof takes this Note subject to the terms and conditions of the Indenture.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Dated:

COEUR D’ALENE MINES CORPORATION
By:	/s/ Dennis E. Wheeler
	Name:	Dennis E. Wheeler
	Title:	Chairman of the Board, Chief Executive Officer and President

By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:	/s/ Karen A. Trachtenberg
Authorized Signatory, Vice President

Senior Secured Floating Rate Convertible Notes due 2012
          COEUR D’ALENE MINES CORPORATION, an Idaho corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Notes under an indenture dated as of October 20, 2008 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon, as Trustee, as supplemented by the first supplemental indenture and security agreement dated as of October 20, 2008 (the “First Supplemental Indenture”), among the Company, Coeur Rochester, Inc. and The Bank of New York Mellon, as Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture. In the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.
1. Further Provisions Relating to Interest
          In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the First Supplemental Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on these Notes.
2. Method of Payment.
          The Company will pay interest on the Notes in cash, or at the option of the Company, in Common Stock or in cash and Common Stock, to the Persons who are registered Holders of Notes at 5:00 p.m., New York time, on the January 1, April 1, July 1 and October 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
          Subject to the limitations set forth in Section 10.02 of the First Supplemental Indenture, if any shares of Common Stock are to be issued on an Interest Payment Date, then the Company shall on the applicable Interest Payment Date, (X) provided that the Common Stock Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Common Stock Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.
          If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Common Stock to pay interest due on the Notes, the Company shall calculate and pay to the Holder of Notes a cash adjustment in lieu of such fractional share at a rate equal to the VWAP per share for the five Trading Days immediately preceding the Trading Day prior to the Interest Payment Date.
          The Company shall pay cash interest, if any, on:
          (i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;
          (ii) any Notes in certificated form by wire transfer in immediately available funds in accordance with written instructions of the Holder duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date.
3. Paying Agent, Registrar, Conversion Agent and Calculation Agent
          Initially, The Bank of New York Mellon, a banking corporation duly organized under the laws of the State of New York (the “Trustee”), will act as Paying Agent, Registrar, Conversion Agent, Collateral Agent and Calculation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent, Collateral Agent or Calculation Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Sinking Fund
          The Notes are not subject to any sinking fund.
5. Repurchase of Notes at the Option of the Company
          The Notes will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Holders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (such greater amount is referred to herein as the “Redemption Price”), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest, if any, thereon to the Redemption Date.
     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Conversion
          Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to 5:00 p.m. (New York time) on the Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture. The initial Conversion Rate shall be 869.5652 common shares for each $1,000 principal amount of Notes. If a Holder elects to voluntarily convert all or any portion of such Holder’s Notes at any time prior to the Maturity Date in accordance with the provisions of Section 10.01 of the First Supplemental Indenture, such Holder will receive the Additional Payment Upon Conversion in shares of Common Stock. The shares of Common Stock will be valued at the Conversion Price.
          If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Common Stock upon conversion of the Notes, the Company shall calculate and pay to the Holder of Notes a cash adjustment in lieu of such fractional share at a rate equal to the VWAP per share for the five Trading Days immediately preceding the Trading Day prior to the applicable Conversion Date. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
7. Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
8. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
9. Unclaimed Funds
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
10. Amendment, Waiver
          Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than any continuing Event of Default in payment of interest or principal amount of the Notes or in respect of provisions that cannot be amended without the written consent of each

Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.
          In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.
11. Defaults and Remedies
          Except as specified in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
12. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
13. No Recourse Against Others
          A director, officer, employee, incorporator, stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
14. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
15. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	COEUR D’ALENE MINES CORPORATION THE BANK OF NEW YORK MELLON, as Conversion Agent
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address

(Name)

(DTC Participant Number if applicable)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT
          For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                      attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.